Exhibit 10.1

LOAN AND SECURITY AMENDMENT

THIS LOAN AND SECURITY AMENDMENT (the "Amendment") has been executed, as of this 2nd day of April, 2007 ("Closing Date"), by and between RBL Capital Group, LLC ("RBL"), and Acies Inc., a wholly owned subsidiary of Acies Corporation. ("Borrower").

Recitals

Borrower has applied to RBL for a Term Loan; as such term is defined in the Agreement, in the maximum principal sum of $2,000,000.00.

Whereas Borrower has previously borrowed $350,000.00 under the original Loan and Security Agreement dated October 31, 2006.

Whereas Borrower had requested and received an additional Loan of $30,000.00 that is governed and controlled by the original Loan and Security Agreement dated October 31, 2006 and further documented under a separate Term Loan Note dated January 5, 2007.

Whereas Borrower has requested and received an additional Loan of $80,000.00 that is governed and controlled by the original Loan and Security Agreement dated October 31, 2006 and further documented under a separate Term Loan Note dated March 2, 2007.

Whereas Borrower has requested and received an additional Loan of $300,000.00 that is governed and controlled by the original Loan and Security Agreement dated October 31, 2006 and further documented under a separate Term Loan Note dated April 2, 2007.

Whereas Borrower agrees to net out any fees due to RBL at time of funding.

Whereas Borrower further acknowledges that the original Term Loan Note and original Loan and Security Agreement both dated October 31, 2006 are still in full force and effect.

Subject to and in accordance with the terms and conditions of this Amendment, the payment schedule attached hereto, the original Loan and Security Agreement dated October 31, 2006, and the new Term Loan Note dated April 2, 2007, RBL is willing to make this additional loan to Borrower.

IN WITNESS WHEREOF, Borrower and RBL have caused this Amendment to be duly executed by their duly authorized officer, all as of the day and year first above written.

Acies Inc., a wholly owned subsidiary of Acies Corporation

By:
Printed:
Its:
("Borrower")

RBL Capital Group, LLC

By:
Printed:
Its:
("RBL")